Exhibit 99.1

Hoth Therapeutics Announces Licensing Agreement and Collaboration with U.S. Army Medical Research and Development Command (USAMRDC) for Treating Multi-Drug Resistant Bacterial Lung Infections

License Covers Novel Molecular Entity Developed by the Walter Reed Army Institute of Research

The HT-006 active pharmaceutical ingredient is expected to be a broad-spectrum antibiotic for treatment of serious bacterial infections of the lung

NEW YORK, NY January 4, 2021/ PR Newswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a biopharmaceutical company, today announced that it has entered into a Non-Exclusive Commercial Evaluation License Agreement with the U.S. Army Medical Research and Development Command (USAMRDC) for a new molecular entity (NME) developed by the Walter Reed Army Institute of Research with a novel antibacterial mechanism of action that targets multiple bacterial pathogens.

While this NME (to be developed under the identifier “HT-006”) has the potential to treat many different types of bacterial infections, Hoth will initially target treatment of serious bacterial infections of the lung, such as hospital-acquired pneumonia (HAP) and ventilator-associated pneumonia (VAP). Both HAP and VAP are considered life-threatening diseases for which current treatment options are limited or not effective against multi-drug resistance bacteria. As such, Hoth intends to pursue streamlined development opportunities under the U.S. Food and Drug Administration’s (FDA) program for “antibacterial therapies for patients with an unmet medical need for the treatment of serious bacterial diseases.” This streamlined program allows for the use of nonclinical animal studies to reduce clinical studies required for approval.

Preclinical studies investigating the minimal inhibitory concentration of HT-006 for various multi-drug resistant bacterial species are planned to start in Q1 2021.

Licensing through the USAMRDC provides a unique opportunity to collaborate with U.S. Army laboratory resources and experts during development of the technology, including the Walter Reed Army Institute of Research and The U.S. Army Aeromedical Research Laboratory. Hoth intends to collaborate with USAMRDC experts and utilize the laboratory resources during development of HT-006.

“Hoth is proud to be partnering with the U.S. Army Medical Research and Development Command on such an extensive and innovative endeavor,” stated Dr. Stefanie Johns Chief Scientific Officer of Hoth Therapeutics. “We are excited about the potential impact that novel antibiotic treatments with HT-006 can have on the millions of patients that are afflicted with pneumonia.”

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. Hoth’s pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. Hoth has also recently entered into two different agreements to further the development of two different therapeutic prospects to prevent or treat COVID-19. To learn more, please visit www.hoththerapeutics.com.

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth’s current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions. These statements concern Hoth’s business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain; the timing and costs of clinical trials, the timing and costs of other expenses; market acceptance of our products; the ultimate impact of the current Coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole; our intellectual property; our reliance on third party organizations; our competitive position; our industry environment; our anticipated financial and operating results, including anticipated sources of revenues; our assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches; management’s expectation with respect to future acquisitions; statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and our cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Hoth’s most recent Annual Report on Form 10-K and Hoth’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Hoth’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact:
LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791